Exhibit 3.2
BYLAWS

OF

PINEL BAY CORPORATION

ARTICLE I

Registered Office, Registered Agent and Corporate Seal

Section 1. Business Offices. The registered office of the Corporation shall be at 615 N. Main Street, Suite 678, Longmont, CO 80501, and the name of the registered agent at such address is James B. Wiegand. Other officers may be established from time to time by resolution of the Board of Directors, both within and outside the State of Colorado.

Section 2. Seal. The seal, if any, of the Corporation shall have inscribed thereon the name of the Corporation, and the words “Colorado” and “Seal”, and shall be in such form as may be approved by the Board of Directors, which shall have the power to alter the same at pleasure. At the election of the Board of Directors, no seal shall be required.

ARTICLE II

Shares and Transfer Thereof

Section 1. Certificates. The shares of this Corporation shall be represented by certificates signed by the president or a vice president and the secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the president or vice president and the secretary or assistant secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificates shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such an officer at the date of its issue.

Section 2. Regulation. The Board of Directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the Corporation, including the appointment of transfer agents and registrars.

Section 3. Cancellation of Certificates. No new certificates evidencing shares shall be issued unless and until the old certificate or certificates in lieu of which the new certificate is issued shall be surrendered for cancellation, except as provided in Section 4 of this Article II.

Section 4. Lost, Stolen or Destroyed Certificates In case of loss or destruction of any certificate of shares, another certificate may be issued in its place upon satisfactory proof of such loss or destruction. and, at the discretion of the Corporation, upon giving to the Corporation a satisfactory bond of indemnity issued by a corporate surety in an amount and for a period satisfactory to the Board of Directors.

Section 5. Close of Transfer Book and Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the Board of Directors do not order the stock transfer books closed, or fix in advance a record date, as provided above, then the record date for the determination of shareholders entitled to notice of or to vote at any meeting. of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or for the determination of shareholders for any proper purpose, shall be thirty (30) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

Section 6. Transfer Shares. Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefore, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the Corporation, a transfer of shares can be made only on the books of the Corporation and in the manner hereinabove provided, and the Corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Colorado.

Section 7. Restrictions on Transfer of Shares. No present or future shareholder of the Corporation, or his executor, administrator or personal representative, shall encumber or dispose of the stock of the Corporation which he now owns or may hereafter acquire, except as follows:

(a) Any such shareholder may transfer any part or all of such stock by testate direction or intestate distribution at the time of his death to or for the benefit of any person or persons, or by gift to, or intrust for the benefit of, himself, his spouse, his parent or parents, or any descendant or descendants of his. In case of any such transfer, the legacies, heirs, next of kin, donees or other transferees shall receive and hold such stock subject to the restrictions or encumbrance and disposition set forth in this Section 7 or Article II of the Bylaws.

(b) Any such shareholder who desires to sell all or any part of such stock shall first offer in writing such stock for sale to the Corporation at the same price and upon the same terms offered to such shareholder by a bona fide prospective purchaser of such shares. The Corporation shall have the option for twenty (20) days after its receipt of such written offer to accept such offer. If, within such twenty (20) day period, the Corporation shall fail to accept such offer in its entirety, its option hereunder as to such offer shall terminate. There upon immediately following the termination of said offer as to the Corporation the said same offer shall be deemed without further writing to have been renewed and reinstated as to the remaining. shareholder of the Corporation, and such shareholders shall have the option for 30 days after the termination of the Corporation's option to purchase such part or all of the stock which the offering shareholder desires to sell, at the same price and upon the same terms offered to such shareholder by a bona fide prospective purchaser of such shares. The remaining shareholders may exercise such option in such proportion between themselves as they may agree, and if they do not so agree, then each of them who wishes to purchase shares shall have the right to purchase a portion of such shares as corresponds to a fraction in which the numerator is the number of shares then owned by such shareholder, and the denominator is the total number of shares then owned by all of the then employed shareholder who wish to purchase shares; provided, however, that if all of the shares offered are not purchased by remaining shareholders, shareholders who do accept the offer may purchase the remaining shares in the manner they may agree.

If the option, or all of it is not exercised within the aforesaid 30 day period, then the shareholder so desiring to sell part or all of his stock shall have the right for a period ending on the 60th day after the expiration of the aforesaid 30 day period, to sell such stock to, and only to, the aforesaid bona fide prospective purchaser in the same quantity, at the same price and upon the same terms as were offered to the Corporation and/or the remaining shareholders. Upon the expiration of such 60 day period, if such shareholder does not sell such stock. all of the restrictions imposed by this Section 7 of Article II of the Bylaws apply to all of the stock owned by such shareholder.

Section 8. Transfer Agent. Unless otherwise specified by the Board of Directors by resolution, the Secretary of the Corporation shall act as transfer agent of the certificates representing the shares of stock of the Corporation. He shall maintain a stock transfer book, the stubs in which shall set forth among other things, the names and addresses of the holders of all issued shares of the Corporation, the number of .shares held by each, the certificate numbers representing such shares, the date of issue of the certificates representing such shares, and whether or not such shares originate from original issue or from transfer. Subject to Article III, Section 7, the names and addresses of the shareholders as they appear on the stubs of the stock transfer book shall be conclusive evidence as to who are the shareholders of record and as such entitled to receive notice of the meeting of shareholders; to vote at such meeting; to examine the list of the shareholders entitled to vote at meetings; to receive dividends; and to own, enjoy and exercise any other property or rights deriving from such shares against the Corporation. Each shareholder shall be responsible for notifying the Secretary in writing of any change in his name or address and failure to do so will relieve the Corporation, its directors, officers and agent, from liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights to a name or address other than the name and address appearing on the stub of the stock transfer book.

ARTICLE III

Shareholders and Meetings Thereof

Section 1.  Shareholders of Record. Only shareholders of record on the books of the Corporation shall be entitled to be treated by the Corporation as holders-in-fact of the shares standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to. or interest in. any shares on the part of any other person, firm, or corporation, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Colorado.

Section 2. Meetings. Meetings of shareholders shall be held at the registered office of the Corporation in the State of Colorado, or any other place designated by a vote of the majority of directors.

Section 2. Annual Meeting. The annual meeting of shareholders of the Corporation for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such time as may be determined by the Board of Directors by resolution in conformance with Colorado law. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

Section 3. Annual Meeting. Special meetings of shareholders may be called by the president or, in the absence of the president, by the vice president, the board of directors, or the holder of not less than one-tenth (1/10) of all shares entitled to vote on the subject matter for which the meeting is called.

Section 5.  Notice. Written or printed notice stating the place, day and hour of the shareholders' meeting, and, in case of a special meeting of shareholder, the purpose or purpose for which the meeting is called, shall be delivered not less than ten (10) days or more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary. the board of directors, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, except that if the authorized capital stock is to be increased, at least thirty (30) days notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Failure to deliver such notice or obtain a waiver thereof shall not cause the meeting to be lost, but it shall be adjourned by the shareholders present for a period not to exceed sixty (60) days until any deficiency in notice or waiver shall be supplied.

Each outstanding share entitled to vote on any matter presented at a meeting shall be entitled to one vote and each fractional share shall be entitled to a corresponding fractional vote, in person or by proxy, on each such matter submitted to a vote of such shares at a meeting of shareholders, subject to the rights of cumulative voting, if any.

Section 7. Voting Record. The officer or agent having charge of the stock transfer books for shares of this Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting. sha1l be kept on file at the principal office of the Corporation, whether within or outside Colorado and shall be subject to inspection by any shareholder It any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer book or to vote at any meeting of shareholders.

Section 8. Quorum. A quorum at any meeting of shareholders shall consist of a majority of the shares of the Corporation entitled to vote thereat, represented in person or by proxy. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law, the Articles of Incorporation or these Bylaws.

Section 9. Manner of Acting. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by statute or by the Articles of Incorporation or these Bylaws.

Section 10. Proxies. A shareholder may vote either in person or by proxy, executed in writing by the shareholder, or by his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided In the proxy. All proxies must be filed with the Secretary at or before the time of the meeting.

Section 11. Ex-Officio Chairman. The president of the Corporation shall be ex-officio chairman at all meetings of the shareholders.

Section 12. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other corporation may determine. Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are p1edged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Neither shares of its own stock belonging to this Corporation, nor shares of its own stock held by it in a fiduciary capacity, nor shares of its own stock held by another corporation if the majority of share entitled to vote for the election of directors of such corporation is held by this Corporation may be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time. Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable Instruction and authority to pay the redemption price to the holders of the shares upon surrender or certificates therefore.

ARTICLE IV

Directors, Powers and Meetings

Section 1. Board of Directors. The business and affairs of the Corporation shall be managed by a board of one (1) director, who need not be a shareholder of the Corporation or resident of the State of Colorado and who shall be elected at the annual meeting of shareholders or some adjournment thereof. Directors shall hold office until the next succeeding annual meeting or until their successors shall have been elected and shall qualify; however, no provision of this section shall be restrictive upon the right of the Board of Directors to fill vacancies or upon the right of shareholders to remove directors as is hereinafter provided.

Section 2. Annual Meeting, The annual meeting of the Board of Directors shall be held at the same place as, and immediately after, the annual meeting of shareholders, and no notice shall be required in connection therewith. The annual meeting of the Board of Directors shall be for the purpose of electing officers and the transaction of such other business as may come before the meeting.

Section 3. Special Meetings Notice. Special meeting of the Board of Directors may be called at any time by the president, a vice president, or by any director, and may be held within or outside the State of Colorado at such time and place as the directors may determine, or as the notice or waiver of notice may specify. Notice of such meetings shall be mailed to the last known address of each director at least three (3) days prior to the date fixed for the meeting. Special meetings of the Board of Directors may be held at any time that all directors arc present in person, and presence of any director at a meeting shall constitute waiver of notice of such meeting except as otherwise provided by law. Unless specifically required by law, the Articles of Incorporation or these Bylaws, neither the business to be transacted at nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of such meeting.

Section 4. Quorum. A quorum at all meetings of the Board of Directors shall consist of a majority of the number of directors then fixed by these Bylaws, but a smaller number may adjourn from time to time without further notice until a quorum be secured. The act of the majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the Statutes of this State or the Articles of Incorporation or these Bylaws.

Section 5. Special Voting Requirements. A two-thirds (2/3) vote of the Board of Directors shall be required to amend these Bylaws. A two thirds (2/3) vote of the Board of Directors shall be required to set salaries, bonuses, dividends, and directors' fees.

Section 6. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors even though there be less than a quorum at any meeting of the Board of Directors called to fill that vacancy. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and shall hold such office until his successor is duly elected and is qualified. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of directors then in office or by an election at an annua1 meeting or at a special meeting of shareho1ders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office until his successor is duly elected and is qualified.

Section 7. Fees and Expenses. Directors may receive such fees as may be established by appropriate resolution of the Board of Directors for attendance at such regular and special meeting of the board. and. in addition thereto, shall receive reasonable traveling expense. if any is required, for attendance at such meetings.

Section 8. Removal of Directors. The shareholders may, at a meeting called for the express purpose of removing directors, remove the entire board or any lesser number with or without cause by a vote of the holders of the majority of the shares then entitled to vote at an election of directors.

Section 9. Participation by Electronic Means. Except as may be otherwise provided by the Articles of Incorporation or Bylaws, members of the Board of Directors or any committee designated by such Board may participate in a meetings of the Board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear the other at the same time. Such participation shall constitute presence in person at the meeting.

Section 10. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE V

Officers

Section 1. Officers-Elections. The elective officers of the Corporation may be a president, one or more vice presidents, a secretary and a treasurer, who shall be elected by the Board of Directors at its first meeting after the annual meeting of shareholders. Only the office of President must be filled. Unless removed in accordance with procedures established bylaw and these Bylaws, the said officers shall serve until the next succeeding annual meeting of the Board of Directors and respective successors are elected and shall qualify. Any two offices, but not more than two, may be held by the same person at the same time, except that one person may not simultaneously hold the offices of president and vice president.

Section 2. Additional Officers. The board may elect or appoint a general manager, one or more assistant secretaries and one or more assistant treasurers as it may deem advisable, who shall hold office during the pleasure of the board, and shall be paid such compensation as may be directed by the board.

Section 3. Powers. All officers of the Corporation shall, respectively, exercise and perform such powers, duties, and functions as are generally exercised by the like officers in corporate affairs and as may be directed by the Board of Directors.

Section 4. Compensation. All officers of the Corporation may receive salaries or other compensation if so ordered and fixed by the Board of Directors. The board shall have authority to fix salaries in advance for stated periods or render the same retroactive, as the board may deem advisable.

Section 5. Delegation of Duties. In the event of absence or inability of any officer to act, the Board of Directors may delegate the powers or duties. of such officer to any other officer, director or person whom it may select.

Section 6. Removal of Officers. An officer or agent may be removed by a two-thirds (2/3) vote of the Board of Directors at a meeting called for that purpose whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

ARTICLE VI
Finance

Section 1. Reserve Funds. The Board of Directors, in its uncontrolled discretion, may set aside, from time to time, out of the net profit or earned surplus of the Corporation, such sum or sums as it deems expedient as a reserve fund to meet contingencies, for equalizing dividends, for maintaining any property of the Corporation, and for any other purpose.

Section 2. Banking. The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies, as the Board of Directors shall designate, and may be drawn out only on checks issued in the name of the Corporation by such person or persons as the Board of Directors by appropriate resolution may direct. Notes and commercial paper, when authorized by the board, shall be signed in the name of the Corporation by such officer or officers or agent or agents as shall thereunto be authorized from time to time by the Board of Directors.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be determined by an appropriate resolution of the Board of Directors.

Section 4. Dividends. Subject to the provisions of the Articles of Incorporation and the laws of the State of Colorado, the Board of Directors may declare dividends whenever, and in such amounts, as in the Board's opinion the condition of the affairs of the Corporation shall render such advisable.

ARTICLE VII

Contracts, Loans and Checks

Section 1. Execution of Contracts. Except as otherwise provided by statute or by these Bylaws, the Board of Directors may authorize any officer or agent of the Corporation to enter into any contract, or execute and deliver any instrument in the name of, and on behalf of the Corporation. Such authority may be general or confined to specific instances and. unless so authorized, no officer, agent or employee shall have any power to bind the Corporation for any purpose, except as may be necessary to enable the Corporation to carry on its normal and ordinary course of business.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name unless authorized by the Board of Directors. When so authorized, any officer or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or institution, firm, corporation or individual. An agent so authorized may make and deliver promissory' notes or other evidence of indebtedness of the Corporation and may mortgage, pledge, hypothecate or transfer any real or personal property held by the Corporation as security for the payment of such loans. Such authority, in the Board of Directors' discretion may be general are confined to specific instances.

Section 3. Checks. Checks, notes, drafts, and demand for money or other evidence of indebtedness issued in the name of the Corporation shall be signed by such person or persons as designated by the Board of Directors and In the manner the Board of Directors prescribes.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VIII

Waiver of Notice

Any shareholder, officer or director may waive, in writing, any notice required to be given by law or under these Bylaws, whether before or after the time stated therein.

ARTICLE IX

Action by Directors or Shareholders Without a Meeting

Nothing in these Bylaws, contained shall be construed so as to prevent any action required to be taken at a meeting of the directors or shareholders of this Corporation, or any action which may be taken at a meeting of directors or shareholders, to be taken without a meeting it a consent in writing, setting forth the action so taken shall be signed by all of the directors or shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE X

Amendments

These Bylaws may be altered, amended, or repealed at any regular meeting of the Board of Directors or a special meeting of the Board of Directors called for that purpose upon a proper motion and adequate vote.

The above Bylaws approved and adopted by the Board of Directors this 4th day of November, 1996.

/s/ James B. Wiegand
James B. Wiegand